                                                           EXHIBIT 10.10

Option #                                                    _____ Shares

                   VIISAGE TECHNOLOGY, INC. -- STANDARD FORM
         MANAGEMENT NONQUALIFIED STOCK OPTION CERTIFICATE AND AGREEMENT

     Viisage Technology, Inc. (the "Company"), a Delaware corporation, pursuant to its 1996 Management Stock Option Plan (the "Plan"), hereby issues to the Optionholder named below an option to purchase the number of shares of Common Stock, $.001 par value (the "Shares"), of the Company set forth below (the "Option"), exercisable on the following terms and conditions:

Name of Optionholder:  _______________________________

Address:  _______________________________  Social Security No.:
          _______________________________
          _______________________________  ____________________

Number of Shares:      ____________________ (________)
Option Price per Share:    __________ Dollars ($__.__) U.S.
Date of Issuance:       _____________, 1996

Exercise Schedule: The Option is exercisable for all Shares on or after __________, 2003, subject to acceleration and earlier vesting as follows:

-Benchmark Shares:  Exercisable for a total of ___________ (________) Shares, in increments at the rate of ________ (______) Shares (the "Benchmark Rate") each, for each Benchmark Increment as defined in and pursuant to Section 11 below.

-Grant Shares:      [Exercisable for _______________ (________) shares
                    immediately on or after Date of Issuance.] [-if none scheduled, substitute "None" above-]

Expiration Date:  ______________, 2006, subject to earlier termination as provided below.

TRANSFER OF THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE ATTACHED TERMS AND CONDITIONS.

     By signing below, the Company and the Optionholder each agrees to the foregoing and to the attached Management Stock Option Terms and Conditions, which are incorporated herein by reference.

VIISAGE TECHNOLOGY, INC.            OPTIONHOLDER


By: _____________________           __________________________
Title:

                            VIISAGE TECHNOLOGY, INC.
                       MANAGEMENT STOCK OPTION AGREEMENT
                  Management Stock Option Terms and Conditions
                  --------------------------------------------
                                 (Nonqualified)

     1.   Option Price.  The price to be paid for each share of common stock
          ------------
of the Company, $.001 par value (each, a "Share"), issued upon exercise of the whole or any part of this Option, is the Option Price per Share set forth on the stock option certificate to which these terms and conditions have been attached (the "Certificate").

     2.   Exercise Schedule.  This Option may be exercised for the Number of
          -----------------
Shares set forth on the Certificate as follows: (i) the Option may be exercised with respect to the Grant Shares on or after the date of Option Issuance, and
(ii) the Option may be exercised with respect to the Benchmark Shares, at any time and from time to time, on or after _______________, 2003, subject to acceleration pursuant to Section 11 below, all as administered by the Committee described in Section 10 below in its sole discretion. The Option may not be exercised as to any Shares after the Expiration Date set forth on the Certificate or after any earlier termination of the Option in accordance with this Agreement.

     3.  Method and Terms of Exercise.
         ----------------------------

     (a) Notice of Exercise. To exercise this Option, the Optionholder shall deliver written notice of exercise to the Treasurer of the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such Shares.

     (b)  Payment. Payment shall be made by (i) cash; (ii) certified check,
(iii) if permitted by vote of the Committee, and subject to Section 3(f) hereof, by delivery and assignment to the Company of Shares previously owned by the Optionholder for more than six months or more and having a value equal to the Option price; (iv) if permitted by vote of the Committee, and if permitted by applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of unrestricted Shares acquired upon exercise to pay for all of the Shares so acquired and any tax withholding obligation resulting from such exercise, and an authorization to the broker or selling agent to pay that amount to the Corporation; or (v) by a combination of
(i), (ii), (iii) and (iv). The value of the Company stock for purposes of the foregoing clause (iii) shall be its fair market value as of the date the Option is exercised, as determined in accordance with procedures to be established by the Committee. Optionholder's election to request payment in any manner other than that described in clause (i) or (ii) above shall be made in writing on or before the applicable exercise date and (subject to approval by the Committee) shall be irrevocable by the Optionholder, unless any such method of exercise would result in a loss of exemption under or violate Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision, as applicable to the Company at the time ("Rule 16b-3").

     (c) Reload Options. Reload Options, as defined in the Plan, have been authorized with respect to this Option. Accordingly, (a) if any portion of this Option is permitted to be exercised under Subsection 3(b)(iii) above or if any withholding tax obligation is permitted to be paid under the second sentence of Section 9 below, in either case at a time when Optionholder is employed by the Company, and (b) if the Option price or such withholding tax is paid by assignment and delivery of Shares that have been owned by Optionholder for a period of more than six months, then Reload Options for the Shares so assigned and delivered shall be issued as provided in and subject to the terms and conditions of the Plan.

     (d) Delivery of Shares. Promptly following notice of exercise and payment, the Company will deliver to the Optionholder a certificate representing the number of Shares with respect to which the Option is being exercised.

     (e) Compliance and Registration. If said Shares are not at that time effectively registered under the Securities Act of 1933, as amended, the Optionholder shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the Shares are being purchased for the Optionholder's own account for investment and not with a view to distribution. The issuance or delivery of any Shares hereunder may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of NASDAQ or any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such Shares. The Company shall not be obligated to issue or deliver any such Shares if the issuance or delivery thereof would constitute a violation of any provision of any law or of any applicable regulation of any governmental authority, NASDAQ or any national securities exchange; but the Company shall exercise its reasonable efforts to cause the Shares that are the subject of the Option to be effectively registered on Form S-8 under the Securities Act of 1933, as amended, within nine months after the date when Company has first registered Shares on Form S-1 under said Securities Act, and for so long as the Company shall continue to be registered under the Exchange Act, the Company shall exercise its reasonable efforts to keep such registration in effect.

     (f) Withheld Shares -- Rule 16b-3. Any election made by the Optionholder, if then subject to Section 16 of the Exchange Act, to make payment of any portion of a tax withholding obligation with respect to any Option exercise by withholding or assignment of Shares or to make payment of any portion of an exercise price by assignment of Shares shall be subject to any then-applicable requirements of Rule 16b-3 and other applicable rules under Section 16 of the Exchange Act.

          4.   Rights as a Stockholder or Employee.  The Optionholder shall not
               -----------------------------------
have any rights in respect of Shares to which the Option shall not have been exercised and payment made as provided above. The Optionholder shall not have any rights to continued employment by the Company or its affiliates by virtue of the issuance of this Option.

          5.   Stock Dividends; Stock Splits; Recapitalization.  In the event of
               -----------------------------------------------
a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to holders of the Company's common stock other than normal cash dividends, automatic adjustment shall be made in the number and kind of shares as to which the then unexercised portion of the Option shall be exercisable, to the end that the proportionate interest of the Optionholder shall be maintained as before the occurrence of such event. Such adjustment shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option price per Share.

     6.   Merger; Sale of Assets; Dissolution.  In the event of a change of
          -----------------------------------
the Shares resulting from a merger or similar reorganization as to which the Company is the surviving corporation, or the formation of a holding company, the Committee will adjust the number and kind of shares subject to this Option and the exercise price hereunder to prevent substantial dilution or enlargement of the rights available or granted hereunder. If the Company shall be a party to a merger or a similar reorganization after which the Company will not survive, or if there will be a sale of substantially all the Common Stock of the Company or a sale of all or substantially all of the assets of the Company, the Committee, in its discretion, may declare (a) that the Option shall terminate on a date not less than 30 days after the date notice of such termination is given to the holder hereof unless theretofore exercised (but if the Committee determines that 30 days' notice would be disruptive to the reorganization transaction with respect to which such notice is given, then the Committee may give such shorter notice as the circumstances reasonably require, but in no event less than 10 days), (b) that the Option shall pertain to and apply, with appropriate adjustments as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of Shares subject to this Option would have been entitled, or (c) that the Company or resulting corporation will purchase the Option from the holder at a price per Share as to which the Option is outstanding, unexercised and vested equal to the difference between the price at which Shares of the Company are to be purchased or exchanged in the transaction and the Option Price.

     7.   Option Not Transferable.  This Option is not transferable by the
          -----------------------
Optionholder otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionholder's lifetime, only by the Optionholder. Notwithstanding the foregoing (but if Optionholder then is subject to Section 16 of the Exchange Act, only to the extent consistent with the requirements of Rule 16b-3 or other rules under Section 16 of the Exchange Act), this Option may be transferred pursuant to an order that would constitute a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

     8.  Exercise of Option After Termination of Employment.  If the
         --------------------------------------------------
Optionholder's employment with (a) the Company or (b) a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, is terminated for any reason, then the Option may be exercised for a period of ninety days (or in the case of death or disability, for a period of one year) after such termination of employment, but only to the extent that the Option shall have been vested in accordance with the terms and conditions hereof on the date of such termination, and upon the expiration of such ninety-day period following termination (or in the case of termination by death or disability, upon the expiration of such one-year period following termination), the Option immediately shall expire and may not be exercised. If the Optionholder's employment is terminated in any of the following manners: (i) by the Company without cause under the terms of any then-existing employment agreement with the Optionholder for a stated term of employment, (ii) by Optionholder's resignation due to a material breach of such employment agreement by the Company at a time when Optionholder is not in breach thereof, or (iii) by reason of the Optionholder's death or disability (any termination described in the foregoing clause (i), (ii) or (iii) being referred to as a "Measuring Termination"), then the most recently ended fiscal quarter of the Company shall be a "Measuring Date" for purposes of Section 11 hereof, whether or not such quarter end coincides with the fiscal year end of the Company. Notwithstanding the foregoing, no rights under the Option may be exercised after the Expiration Date, and any portion of the Option that is not vested on the date when employment terminates immediately shall expire on the date of employment termination and may not be exercised.

     9.   Payment of Taxes.  The Optionholder shall pay to the Company, or
          ----------------
make provision satisfactory to the Company for payment, of all applicable federal, state and local income and employment act withholding obligations.
Such tax obligations may be paid in whole or in part, to the extent permitted under Section 3(f) hereof and if the Committee so approves: (i) by electing to have Shares withheld having a value equal to the amount to be so satisfied (but not in an amount exceeding the minimum statutory withholding requirement applicable to such exercise), or (ii) by assigning and delivering to the Company Shares previously owned by the Optionholder and having a value equal to the amount to be so satisfied (but unless such Shares have been owned by the Optionholder for more than six months, not in an amount exceeding the minimum statutory withholding requirement applicable to such exercise). The value of Shares to be withheld or assigned shall be determined based on the fair market value of the Shares on the date the amount of tax to be withheld is to be determined. The Company, its parent and subsidiaries may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionholder.

     10.  Administration.  The Option is issued and this Agreement has been
          --------------
made pursuant and subject to the terms and conditions of the Company's 1996 Management Stock Option Plan. The Option and this Agreement shall be administered by a committee of two or more members of the Board of Directors of the Company appointed by said Board (the "Committee") pursuant to the Plan. The Committee shall have full power to determine whether Benchmark Increments have been achieved and the amounts thereof, to construe and interpret the Option, this Agreement (which includes the Certificate and these Management Stock Option Terms and Conditions) and the Plan, and to establish, amend and rescind rules and regulations for its and their administration. Any decisions of the Committee made with respect to any of the foregoing shall be final and binding on the Company, the Optionholder and all other persons.

     11.  Benchmarks.  For so long as the Option remains in effect, subject
          ----------
to the terms and conditions set forth herein, the Option for the Benchmark Shares set forth on the Certificate shall vest and become exercisable on each Measuring Date (as defined below) in increments of previously unvested Benchmark Shares equal in number to the product of (i) the Benchmark Rate set forth on the Certificate, multiplied by (ii) the Benchmark Increment (as defined below), rounded to the nearest whole number of Shares:

     11.1 For purposes hereof, the term "Benchmark Increment" as at any
          -------------------
particular Measuring Date shall mean the quotient (to be calculated in the manner(s) designated by the Committee and rounded to the nearest thousandth) having as its numerator the sum of the Current Common Value minus the Base Value and also minus the Prior Increments (all as of the close of business on such Measuring Date), and having as its denominator the number one million (1,000,000), said quotient being depicted mathematically as follows:

            Net Current Common Value - Base Value - Prior Increments
            --------------------------------------------------------
                                   1,000,000

where:

          (a) the term "Current Common Value" on any particular Measuring Date
                        --------------------
means either (i) the total net proceeds and the net value of any securities or other property that are payable or distributable in liquidation to the common stockholders of the Company by reason of a Change in Control (as defined below); or (ii) if the foregoing clause (i) is not applicable, the average closing price on NASDAQ (or, if the Company's common stock is not traded on NASDAQ, on the principal exchange on which the Company's stock then is publicly traded) for the last twenty trading days immediately preceding such Measuring Date multiplied by the average number of Shares used in the earnings per share calculations of the Company for financial reporting purposes over the same 20 day period, or (iii) if neither of the foregoing clauses (i) or (ii) is applicable, the fair market value of all issued and outstanding Shares used in the earnings per share calculations of the Company for financial reporting purposes as at the close of business on such Measuring Date determined in such other manner as the Committee shall determine; and in any such case, there shall be deducted from the value determined all amounts, if any, that then are owed to the Company with respect to the issuance of any Shares in accordance with generally accepted accounting principles consistently applied; with all of the foregoing being determined by or in the manner(s) designated by the Committee;

          (b)  the term "Base Value" means _______________  Dollars ($________);

          (c)  the term "Prior Increments" means the aggregate number of
                         ----------------
Benchmarks that have been achieved on any prior dates or for which any Benchmark Shares already shall have been vested hereunder, multiplied by the number one million; and

          (d)  the term "Change in Control" means and shall be deemed to occur
                        -------------------
if any of the following occurs: (i) any Person is or becomes the beneficial owner of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities; or (ii) individuals comprising the Incumbent Board, or individuals approved by a majority of the Incumbent Board, cease for any reason to constitute at least a majority of the Board of Directors of the Company; or (iii) approval by the stockholders of the Company of a merger or consolidation of the Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company in which no Person acquires more than 50% of the Company's then outstanding voting securities; or (iv) approval by the stockholders of the Company of (A) a complete or substantial liquidation or dissolution of the Company, or (B) the sale or other disposition of all or substantially all of the assets of the Company. An underwritten public offering of common stock of the Company, including the completion of any sale of common stock pursuant to an underwriter's over-allotment option, and any offering to employees pursuant to a registration statement on Form S-8 or other similar offering shall not be counted toward a Change in Control for purposes of this Agreement. For purposes of the foregoing: "Incumbent Board" shall mean those individuals who comprised the Board of Directors of the Company on its incorporation date; and "Person" shall have the meaning used in Sections 13(d)(3) or 14(d)(2) of the Exchange Act, provided that, it shall not include
                                          -------------
Denis K. Berube, Joanna T. Lau, Lau Acquisition Corp., the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any entity owned by the stockholders of Lau Acquisition Corp.

     11.2 Despite the foregoing formula, in no event shall the amount of any Benchmark Increment be less than zero. Once the Company has achieved a Benchmark Increment, then the Shares that vest hereunder as result thereof shall remain vested, regardless of whether the Current Common Value thereafter shall decrease in amount.

     11.3 For purposes hereof, the term "Measuring Date" shall mean each
                                         --------------
date while the Option remains in effect and the Optionholder is employed by the Company that is either: (i) a fiscal year end of the Company; or (ii) the date, if any, when a Change in Control shall have been completed as determined by the Committee (or if the Committee shall have exercised its right hereunder to terminate the Option by reason of a Change in Control, the date immediately preceding such date of termination, with the Benchmark Increment for such date to be determined as if the Change in Control had been completed on such earlier date); or (iii) if there occurs a Measuring Termination of Optionholder's employment as defined in Section 8 above (but not otherwise), the most recently ended fiscal quarter of the Company that occurs on or before the date of such termination of Optionholder's employment.

     11.4 The maximum number of Shares that shall vest or become exercisable under this Section 11 shall not exceed the lesser of either (i) the Number of Shares set forth on the Certificate or (ii) the total number of Benchmark Shares set forth on the Certificate. Therefore, if the application of the above vesting formula ever results in any number of Shares that would vest in an amount exceeding the then-remaining unvested number of Benchmark Shares, the number of Shares to vest at such time shall equal the number of Benchmark Shares then remaining unvested, and no more.

     11.5  Attached as Exhibit A hereto is a
                       ---------
hypothetical example of how the Benchmark Increment shall be calculated.

12.  Option Nonqualified.  The Option shall be a nonstatutory option which is
     -------------------
not intended to meet the requirements of Section 422 of the Code.

13.  Surrender and Notation of Option.  If and when the Option is exercised in
     --------------------------------
its entirety, this Agreement and the Certificate shall be surrendered to the Company for cancellation. If and as the Option shall be exercised in part, or any change or adjustment shall be made to the Option as contemplated under this Agreement, this Agreement and the Certificate shall be delivered by the Optionholder to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting the partial exercise or the change or adjustment hereto.

                                   Exhibit A
                                   ---------
                to Management Stock Option Terms and Conditions
                -----------------------------------------------

     The following is a hypothetical example of how the Benchmark Increment shall be calculated:

     (I)  If the applicable Certificate designated a total of 200,000
Benchmark Shares and a Benchmark Rate of 1,500 Shares, (ii) the Base Value were $10,000,000, (iii) at the next fiscal year end of the Company ("FYE 1") the immediately preceding 20-day trailing average closing price on NASDAQ for Shares is $25.00, (iv) during such 20 day period the number of outstanding Shares (used in the earnings per share calculation of the Company for financial reporting purposes) is 10,000,000, (iv) at the close of business on such fiscal year end the Company is owed $35,000.00 in subscription payments for Shares, and (v) at FYE 1 the Optionholder is an officer or employee of the Company, then the Benchmark Increment would be calculated as follows:

     Before adjustment for unpaid subscriptions, market value of Shares would be: 25 * 10,000,000 = $25,000,000. To adjust for unpaid subscriptions:
     25,000,000 - 35,000 = $24,065,000, which would be the Current Common Value.
                            ----------                     --------------------

     The Benchmark Increment would be:
               (24,065,000 - 10,000,000 + 0) / 1,000,000 = 14.065
                                                           ------

     The number of Shares to vest as of such fiscal year end shall be: 1,500 *
     14.065 = 21,097.50, which rounded to the nearest whole number of Shares would result in a vesting increment of 21,098 Shares.
                                            ------

     (II) If at the next fiscal year end ("FYE 2") the immediately preceding 20-day trailing average closing price on NASDAQ for Shares is $22.00 per share, but none of the other facts set forth above have changed, then:

     The number initially calculated to determine the Benchmark Increment would be:
           (21,065,000 - 10,000,000 - (22 * 1,000,000)) = -10,935,000
                                                          -----------

     Because the Benchmark Increment is limited by a floor amount of zero, instead of using the above negative number, the Benchmark Increment for FYE 2 would be zero. The 21,098 Shares that vested at FYE 1, however, would remain
         ----
vested and would continue to be exercisable if the Option had not already been partially exercised for such Shares.

     (III) If at the next following fiscal year end ("FYE 3") the immediately preceding 20-day trailing average closing price on NASDAQ for Shares is $27.50 per share, but none of the other facts set forth above have changed, then:

     The number initially calculated to determine the Benchmark Increment would be:
           (27,500,000 - 35,000) - 10,000,000 - (14.07 * 1,000,000) =
           --------------------------------------------------------
                                   1,000,000

           27,465,000 - 10,000,000 - 14,070,000 = 3,395,000            = 3.395
           ------------------------------------------------
                               1,000,000

     Because this number exceeds zero, the Benchmark Increment for FYE 3 would be 3.395. Multiplying that figure times the Benchmark Rate: 3.395 * 1,500
        -----
     = 5,092.50, which rounded to the nearest whole number of Shares would result in 5,093 additional Benchmark Shares vesting at FYE 3. If the
               -----
     Option still has not been exercised to acquire the 21,098 Benchmark Shares that vested at FYE 1, a total of 26,191 Shares would be vested and available for exercise of the Option at FYE 3.

                                                                        [jch]



                             [Exhibit A--Page ii]